UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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FuelCell Energy Inc.

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The Company is amending this Proxy Statement to update a director’s biography on page 4. This change has been incorporated into the Proxy Statement mailed to shareholders.
3 Great Pasture Road
Danbury, CT 06813
203-825-6000
February 3, 2010
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. (“FuelCell”), which will be held on Thursday, March 25, 2010 at 10:00 a.m. Eastern Standard Time, at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.
The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give these proposals your careful attention.
Shareholders can help avoid the necessity and expense of further solicitation to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:
1.	Vote by Internet: Go to www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions.
2.	Vote by Telephone: Call toll-free 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions.
3.	Vote by Mail: If you received a proxy card, please vote, sign, date and mail it without delay to ensure its receipt by 11:59 P.M. (Eastern Daylight Time) on March 24, 2010.
You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.

Sincerely yours,
/s/ R. Daniel Brdar
Chairman, President and
Chief Executive Officer

FUELCELL ENERGY, INC.
NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.:
NOTICE IS HEREBY GIVEN that the Annual Shareholders’ Meeting of FuelCell Energy, Inc. (the “Company” or “FuelCell”), will be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut on Thursday, March 25, 2010 at 10:00 a.m. Eastern Standard Time for the following purposes:
1.	To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.	To ratify the selection of the independent registered public accounting firm for fiscal year 2010;
3.	To adopt the 2010 FuelCell Energy, Inc. Equity Incentive Plan; and
4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
Shareholders of record at the close of business on February 2, 2010 are entitled to vote at the meeting.
If you plan on attending the meeting, please call FuelCell at (203) 825-6102. Directions to the Danbury Plaza Hotel & Conference Center are available on the Company’s web site at www.fuelcellenergy.com.
Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please vote your shares according to the instructions on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the annual meeting may vote in person even if they have previously delivered a signed proxy.
BY ORDER OF THE BOARD OF DIRECTORS
JOSEPH G. MAHLER
CORPORATE SECRETARY
Danbury, Connecticut
February 3, 2010

FUELCELL ENERGY, INC.
3 Great Pasture Road
Danbury, CT 06813
February 3, 2010
PROXY STATEMENT
This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut on Thursday, March 25, 2010 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 2, 2010 as the record date for the determination of stockholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 2, 2010 there were 84,352,938 shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.
The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 12, 2010.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nine directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the nine nominees named below as directors. All of the nominees are present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE NINE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.
In nominating individuals to become members of the Company’s Board of Directors, the Nominating and Corporate Governance Committee considers their qualifications, experience and skills. The following table sets forth certain information for each nominee for election as a director.

NAME			DIRECTOR
PRINCIPAL OCCUPATION	AGE	BIOGRAPHY	SINCE

R. Daniel Brdar President, Chief Executive Officer and Chairman of the Board of Directors	50	Mr. Brdar has been Chairman of the Board of Directors since January 2007, Chief Executive Officer since January 2006 and President since August 2005. Mr. Brdar, previously FuelCell Energy’s Executive Vice President and Chief Operating Officer, joined the Company in 2000. Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997 including directing the research, development and demonstration of advanced power systems including gas turbines, gasification systems and fuel cells. Mr. Brdar received a B.S. in Engineering from the University of Pittsburgh in 1981.	2005

NAME			DIRECTOR
PRINCIPAL OCCUPATION	AGE	BIOGRAPHY	SINCE

Richard A. Bromley Retired Vice President - Law and Government for AT&T	75	Mr. Bromley recently retired as Vice President — Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T’s New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T’s legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court.	2007
James Herbert England Chief Executive Officer of Stahlman-England Irrigation Inc.	63	Mr. England is an independent business consultant and the CEO and a director of Stahlman-England Irrigation Inc. and HEMS, LLC, an investment partnership. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company’s CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc. and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation.	2008
James D. Gerson Private Investor	66	Mr. Gerson is a member of the Board of several public and private companies and civic organizations including I-Light Technologies, Zipcar, Inc. and VE Enterprises. He is also Chairman of the Board of Evercel, Inc. Prior to its 2007 merger with Schneider Electric, Mr. Gerson served as a Director of American Power Conversion Corp. Mr. Gerson was previously a Vice President of Fahnestock & Co., Inc. (now Oppenheimer & Co.), where he held a variety of positions in corporate finance, research and portfolio management.	1992

NAME			DIRECTOR
PRINCIPAL OCCUPATION	AGE	BIOGRAPHY	SINCE

Thomas L. Kempner Chairman and Chief Executive Officer of Loeb Partners Corporation	82	Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation since 1979 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Kempner is a Director of IGENE BioTechnology, Inc., Dyax Corporation, Intersections, Inc., Loeb Holding Corporation, Loeb Arbitrage Management, LP, Loeb Off Shore Management, LP and Director Emeritus of Northwest Airlines, Inc.	1988
William A. Lawson Retired Chairman of the Board of Newcor, Inc.	76	Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W. A. Lawson Associates, an industrial and financial consulting firm.	1988
George K. Petty Former President and Chief Executive Officer of Telus Corporation	68	Mr. Petty was the President and Chief Executive Officer of Telus Corporation, which is Canada’s second largest telecommunications company. Previously, Mr. Petty was Vice President of Global Business Service for AT&T and Chairman of the Board of World Partners, the Global Telecom Alliance. Mr. Petty is a Director of Enbridge Inc., Enbridge Energy Partners, LLC, Enbridge Energy Management, LLC and Enbridge Energy Company, Inc. Enbridge is a global energy transportation and distribution company with $12 billion (Canadian) in sales and 4,900 employees.	2003
John A. Rolls Managing Partner Core Capital Group, a private investment partnership	68	Mr. Rolls is Managing Partner of Core Capital Group, a private investment partnership. Mr. Rolls is a Director of AbitibiBowater Inc. and of EDAC Technologies. Previously, Mr. Rolls was the President and Chief Executive Officer of Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer of RCA and Treasurer, Monsanto Company.	2000

NAME			DIRECTOR
PRINCIPAL OCCUPATION	AGE	BIOGRAPHY	SINCE

Togo Dennis West, Jr. Chairman of Noblis, Inc. and the TLI Leadership Group	67	Mr. West was U.S. Secretary of the Army from 1993 to 1998 and U.S. Secretary of Veterans Affairs from 1998-2000. He has practiced law as a partner in the New York law firm of Patterson, Belknap, Webb and Tyler and was of counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and of the Navy. Prior to his appointment with the Army, he was Senior Vice President for Government Affairs with Northrop Corporation. More recently, he was President and CEO of the Joint Center for Political and Economic Studies. Mr. West is Chairman of TLI Leadership Group and serves on the boards of Krispy Kreme Doughnuts, Inc., AbitibiBowater Inc. and Bristol-Myers Squibb.	2008
Christof von Branconi resigned from the Board of Directors of FuelCell Energy, Inc. effective October 1, 2009.
Glenn H. Epstein will not be standing for re-election to the Board of Directors of FuelCell Energy, Inc. Mr. Epstein will serve as a director of the Company until the Annual Meeting of Shareholders in 2010.

BIOGRAPHIES OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME
PRINCIPAL OCCUPATION	AGE	BIOGRAPHY

Christopher R. Bentley Executive Vice President, Government R&D Operations, Strategic Manufacturing Development	67	Mr. Bentley has been responsible for Government Research and Development Operations and Strategic Manufacturing Development since January of 2005. He joined the Company in 1990 to develop manufacturing and operations capabilities in support of the DFC commercialization initiative. He served on the Board of Directors from 1993 to 2004. Prior to joining the Company, he was Director of Manufacturing (1985), Vice-President and General Manager (1985-1988) and President (1989) of the Turbine Airfoils Division of Chromalloy Gas Turbine Corporation, a major manufacturer of gas turbine hardware. From 1960 to 1985 he was with the General Electric Company. Mr. Bentley received a B.S. in Mechanical Engineering from Tufts University in 1966.
Joseph G. Mahler Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy	57	Mr. Mahler joined the Company in October 1998 as Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer. Mr. Mahler’s responsibilities include finance, accounting, corporate governance, strategy, treasury, information systems and human resources. Mr. Mahler was Vice President-Chief Financial Officer at Earthgro, Inc. from 1993 to 1998 and worked at Ernst & Young in the New York and Hartford offices from 1974 to 1992. Mr. Mahler was a partner in the Hartford office’s Entrepreneurial Services Group. Mr. Mahler received a B.S. in Accounting from Boston College in 1974 and is a CPA.
Bruce A. Ludemann, former Senior Vice President of Sales & Marketing, resigned from FuelCell Energy, Inc. effective October 30, 2009.

BOARD OF DIRECTORS AND COMMITTEES
Board Meeting Attendance
The Board of Directors held ten meetings during the fiscal year ended October 31, 2009. During fiscal year 2009, each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director.
Director Attendance at the Annual Meeting
The Company does not have a formal policy with respect to director attendance at annual meetings. In fiscal 2009, all directors attended the Company’s annual meeting.
Lead Independent Director
John Rolls serves in the role of Lead Independent Director, which was established by the Board of Directors in January 2007.
Independent Directors
The Board of Directors has determined that the following members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including in NASDAQ Rule 4200(a)(15): Richard A. Bromley, James Herbert England, Glenn H. Epstein, James D. Gerson, Thomas L. Kempner, William A. Lawson, George K. Petty, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet from time to time in executive session.
Board Committees
The Board of Directors has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Executive Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Nominating
	Audit and			and Corporate
Director	Finance	Compensation	Executive	Governance
R. Daniel Brdar			Chair
Richard A. Bromley	X
J. H. England	X
Glenn Epstein		X
James D. Gerson	Chair			X
Thomas L. Kempner			X	Chair
William A. Lawson		X		X
George K. Petty		Chair	X
John A. Rolls	X			X
Togo Dennis West, Jr.		X

Audit and Finance Committee
The Audit and Finance Committee is comprised of Messrs. Gerson (Chairman), Bromley, England, and Rolls. The principal duties of the Audit and Finance Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company, and (iii) the performance of the Company’s independent auditors. The Audit and Finance Committee shall also assist the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions and other matters required by its charter. The Audit and Finance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Audit and Finance Committee held seven meetings during fiscal 2009. The Audit and Finance Committee’s report appears on page 31 of this proxy statement.
Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NASDAQ Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has identified Herbert England and John Rolls as the Audit and Finance Committee’s “Audit Committee Financial Experts.”
Compensation Committee
The Compensation Committee is comprised of Messrs. Petty (Chairman), Epstein, Lawson and West. The members of the Committee are all independent directors under applicable NASDAQ rules. Members of the Compensation Committee are appointed by the Board of Directors.
The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of executive officers with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is also the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company and review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.
The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, and the review of performance target goals established before the start of the relevant plan year and determination of when performance goals have been achieved at the end of the plan year) The Committee also reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company and other matters required by its charter. The Compensation Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Compensation Committee held five meetings during fiscal 2009. The Compensation Committee’s report appears on page 27 of this proxy statement.

Executive Committee
The Executive Committee is comprised of Messrs. Brdar (Chairman), Petty and Kempner. The Executive Committee, which held no meetings during fiscal 2009, is authorized to exercise the general powers of the Board between meetings of the Board of Directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Messrs. Kempner (Chairman), Gerson, Lawson and Rolls. The members of the Nominating Committee are all independent directors under applicable NASDAQ rules. Members of the Nominating Committee are appointed by the Board of Directors. The principal duties of the Nominating Committee, in its capacity as a committee of the Board of Directors, are (i) to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders, (ii) to review the Company’s corporate governance principles, assess and recommend to the Board any changes deemed appropriate, (iii) to periodically review, discuss and assess the performance of the Board and the Committees of the Board, (iv) to review the Board’s committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments, (v) to periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company and other matters required by its charter. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.
The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:
Nominating and Corporate Governance Committee
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813
The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy. The Nominating Committee held two meetings during fiscal 2009.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2009. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2009, which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.
Mr. Petty, Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a distributor for the Company.
During fiscal year 2009, the Company recognized revenue of approximately $0.1 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The intent of this Compensation Discussion and Analysis (“CD&A”) is to provide information regarding the Company’s compensation philosophy, objectives and practices; identify and discuss in detail all components of the Company’s executive compensation program; and, the Company’s compensation decisions relating to the following Named Executive Officers (“NEOs”).
•	R. Daniel Brdar — Chairman, Chief Executive Officer and President (“CEO”)
•	Joseph G. Mahler — Senior Vice President, Chief Financial Officer (“CFO”), Corporate Secretary, Treasurer, Corporate Strategy
•	Christopher R. Bentley — Executive Vice President, Government R&D Operations, Strategic Manufacturing Development
•	Bruce A. Ludemann — Former Senior Vice President of Sales and Marketing. Mr. Ludemann voluntarily resigned from the Company effective October 30, 2009.
The compensation of these four executive officers is covered in the Summary Compensation Table presented on page 19 of this proxy statement.
Design of Compensation Package
Recruitment and retention of leadership to manage the Company requires a competitive compensation package. The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interest of executive officers with the long-term interests of the Company’s shareholders.

Our executive compensation program includes (i) a fixed component, which consists of a competitive base salary and health and retirement benefits and (ii) a variable component, which consists of the following additional elements: an annual bonus award (based on a percentage of base salary and typically paid in cash and common stock) and a long-term equity incentive award used to align a portion of the executive’s compensation with the long-term success of the Company and the interests of its shareholders.
Each year, the Compensation Committee reviews the base salary, annual target bonus, long-term incentive award, and total target compensation (which represents the sum of these three elements) for each of our NEOs. Typically, the Compensation Committee recommends any necessary adjustments to executive base salaries effective in January of each year. In addition, at the beginning of each year, the CEO develops an annual incentive award plan for the year for the Company’s key employees, including the NEOs (the “Management Incentive Plan”). This plan, which emphasizes and rewards achievement of strategic initiatives and milestones, is then submitted to the Compensation Committee for consideration and approval. After the Company’s year-end audited financial results are available, the annual bonus pool and individual bonus award payouts for our NEOs for the concluded fiscal year are approved by the Compensation Committee, except with respect to the CEO whose compensation is approved by the Board of Directors.
The Compensation Committee formulates its compensation recommendations for our NEOs with input from the CEO considering such factors as each individual’s professional experience, job scope, past performance, tenure, and retention risk. The Compensation Committee also considers prior year adjustments to compensation and historical bonus payments and long-term incentive awards. Finally, the Compensation Committee considers market practices and trends to ensure that the compensation we pay to our executives is competitive, by reviewing executive compensation data for comparable companies.
In 2008, the Compensation Committee commissioned AXIA Profit and Growth (“AXIA”), a consulting firm, to perform a competitive market analysis of our executive compensation program. The Company also used various other resources for executive compensation benchmarking data, including information from Equilar Inc., as well as internet-based or other published sources of executive compensation information. The Company uses Mercer HR Consulting, primarily to assist with structuring the Company’s health, life and disability benefits offered to all employees including our executives.
The Compensation Committee considered benchmarking data of executive compensation that was derived from a group of comparable companies (the “Peer Group”). AXIA worked closely with the Compensation Committee to develop the Peer Group by screening publicly traded companies on the basis of revenue, market cap, total employees, growth rate, and industry focus. The list of companies to be included in the Peer Group was then narrowed, and a majority of the companies were intentionally selected to be larger than FuelCell Energy based on revenue and total employees in recognition of the Company’s projected growth and our ongoing need to attract and retain superior executive talent. The Peer Group includes the following 17 companies:

Advanced Energy Industries, Inc.	Evergreen Solar, Inc.	Robbins & Myers
American Superconductor Corp.	Medis Technologies	C&D Technologies
AZZ Incorporated	Plug Power, Inc.	Bel Fuse, Inc.
Ballard Power Systems, Inc.	Powell Industries, Inc.	CPI International, Inc.
Capstone Turbine Corp.	Photronics, Inc.	Spectrum Control
Ceradyne, Inc.	Power-One, Inc.
The Compensation Committee periodically reviews and makes adjustments to the Peer Group as deemed appropriate. In 2009, the base salary, annual bonus, long-term incentive awards, and total compensation were compared against the Peer Group data in order to analyze the competitiveness of our executives’ compensation.

The Compensation Committee also reviews information provided by management, primarily the CEO, CFO and Vice President of Human Resources, relating to Company performance against annual milestones including product orders, cash use, product performance, product cost-reduction and research and development revenue. The CEO makes recommendations to the Compensation Committee for annual merit increases, the bonus pool and long-term incentive awards for other NEOs. The Compensation Committee approves annual merit increases, bonus payouts and long-term incentive awards for the NEOs except for the CEO whose compensation is approved by the Board of Directors.
Fixed Compensation
The principal elements of fixed compensation not directly linked to individual or Company performance include a base salary and benefits (e.g., 401(k), health, life and disability insurance).
Base Salary
Under our executive compensation program, we view the purpose of base salary to fairly and competitively compensate our executives with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executive officers. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices. Salary increases for each fiscal year’s performance are typically awarded at the beginning of the following calendar year.
In reviewing the benchmarking data for the Peer Group, the Compensation Committee noted that base salaries for our NEOs ranged from the 16th to the 75th percentile of the Peer Group median values. While the Compensation Committee considered increasing the base salaries of our NEOs, and the Peer Group data indicated that such increases were justifiable, the Company decided to freeze salaries Company-wide except for production employees in order to manage costs during the current economic environment. Accordingly, no adjustments were made to the base salaries of our NEOs in 2009. The last salary adjustment for our NEOs occurred in January 2008 and ranged from zero to six percent.
The base salaries earned by the NEOs during 2009 are reported in the Summary Compensation Table on page 19 of this proxy statement.
Benefits
The Company offers a 401(k) retirement plan as well as health, life and disability insurance to its NEOs. The level of benefits and premiums under these programs are offered on the same basis as those offered to the Company’s non-executive employees. All 401(k) contributions are limited to an annual maximum amount as determined by the Internal Revenue Service. In February 2009, the Company suspended employer contributions to the 401(k) plan due to concerns about the global economic downturn and the potential impact on the Company’s business. There is no option available in the 401(k) plan for employees to receive or purchase the Company’s common stock. The Company also offers medical and dental insurance and pays a portion of the premiums for these benefits consistent with other non-executive employees. The Company also provides, at its expense, group life insurance and accidental death and dismemberment insurance benefits; and, short-term and long-term disability insurance benefits for its executive officers and other eligible employees.

Variable Compensation
Annual Bonus
Our NEOs are eligible to participate in an annual bonus plan which is intended to motivate their performance in the achievement of the Company’s business objectives. The Compensation Committee determines the level of target awards under the bonus plan and considers input of the CEO with respect to the actual bonus to be awarded to the other executive officers. The size of the Company’s overall bonus pool as well as each individual NEO’s bonus reflects (i) baseline bonus target percentages, (ii) performance against pre-established Company milestones, and (iii) adjustments for individual performance. The Compensation Committee compared the annual target and actual bonus awards for each of the NEOs with benchmarking data for the Company’s Peer Group in order to assess the competitiveness of the bonus opportunity. The Compensation Committee determined that while the target and actual bonus awards (which typically include a portion paid in cash plus a portion paid in fully vested shares of common stock) fell below the Peer Group median, the bonus opportunity provided to each of our NEOs was appropriate.
Baseline bonus targets as a percentage of base salary for each NEO are as follows:
•	Chief Executive Officer — 50 percent

•	Other Named Executive Officers — 30 percent.
In determining actual bonus payments, the Compensation Committee retains the right to adjust the size of awards as it deems appropriate to take into account other factors that enhance or detract from results achieved relative to the established milestones, as well as unforeseen factors beyond management’s control that affected performance. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining awards based on its review and assessment of results for the year. The Compensation Committee believes that linking bonus awards to pre-established milestones creates a performance-based compensation strategy consistent with shareholder interests.
Under the 2008 bonus plan (paid in 2009), each of the Company’s milestones is evaluated based on pre-established levels of performance to obtain scores ranging from 0 percent to a maximum of 125 percent. As shown in the chart below, a “Satisfactory” level of performance generally represents the minimum level of acceptable performance required to earn a bonus payment while performance above this threshold represents achievement of stretch goals that significantly improve the Company’s operating results or product performance and will result in a higher bonus payout. The Compensation Committee has the authority to review extraordinary events that impact the Company’s performance and may approve an adjustment to the final bonus payouts. Each milestone is also assigned a weighting or level of importance relative to the Company’s other milestones. The aggregate weighted score (milestone weight multiplied by milestone score) for all milestones is used to determine the overall bonus pool payout percentage using the following scale:

		Percent of
		Target Bonus
Scale	Weighted Score	Payable
Satisfactory	50% – 69%	75%
Commendable	70% – 89%	100%
Outstanding	Greater than 90%	125%

The milestones for fiscal 2008 (paid in 2009) were to (1) secure product orders, (2) reduce product cost of the DFC1500B and DFC3000 power plants, (3) achieve targeted increases in production capacity, (4) limit cash use, and (5) increase research and development revenue. The five milestones were weighted at 25 percent, 35 percent, 15 percent, 15 percent and 10 percent, respectively.
The Company’s performances for each of the 2008 milestones were: (1) secured power plant orders totaling 75 percent of the order target, (2) achieved 100 percent of target for reducing product costs of the DFC1500B and DFC3000 (3) achieved approximately 125 percent of the target for increased production capacity, (4) achieved 50 percent of the cash use target, and (5) achieved 125 percent of the research and development revenue target.
Each milestone performance was applied to a sliding scale to calculate the weighted score. The overall performance against the milestones for 2008 resulted in a weighted score of 93%, resulting in an “Outstanding” rating and a calculated percentage payout that would yield 125%. Nevertheless, after evaluating the actual results attained as well as the current economic conditions, the CEO recommended to the Compensation Committee that the award payouts for our employees including the other NEOs be reduced to 100 percent of baseline target bonuses. The Compensation Committee, upon due consideration of the CEO’s recommendations, approved the bonus payouts at 100% rather than the 125% payout called for by the bonus plan and made a similar recommendation to the Board with respect to the bonus paid to the CEO.
Bonuses were paid 50 percent in cash and 50 percent in shares of Company stock equal to the bonus award amount divided by the fair market value of the stock on the date of award. Bonus awards for each of the NEOs shown in the Summary Compensation Table on page 19 of this proxy statement reflect the approved bonus pool percentage, adjusted for tenure, retention goals and individual performance.
Long-Term Incentive Compensation
Generally, equity awards are granted to newly-hired employees at manager level and above, subject to the approval of the Compensation Committee. Equity awards are also granted to continuing executives, other key employees, and directors on a regular basis, based on performance and other factors. Each of our NEOs are eligible to receive periodic awards under the Company’s Equity Incentive Plans. These awards are intended to align a portion of the NEOs’ compensation with shareholders’ interest and the long-term success of the Company by providing a direct link to future earnings potential and the Company’s stock price. The Compensation Committee does not and has not permitted backdating or re-pricing of equity awards. Grant dates are the date the Compensation Committee approves the awards. Stock option exercise prices equal the closing price for the Company’s common stock on the grant date and have a ten year term.
Historically, our long-term incentive awards have primarily consisted of stock options which provide value to the executive if the Company’s stock price increases after the grants are made. On March 25, 2009 the Compensation Committee approved the granting of restricted stock awards (“RSAs”) to employees and NEOs in lieu of stock options. The RSAs were awarded pursuant to the Company’s 2006 Equity Incentive Plan and vest at a rate of 25% per year beginning on the first anniversary of the date of grant. The Compensation Committee, in determining the long-term incentive awards to be granted to our NEOs, considers relevant market data as well as the recommendations of the CEO and other factors. The Compensation Committee approves all long-term incentive awards for the NEOs except for the CEO whose compensation is approved by the Board of Directors.

In determining the specific number of restricted shares to be awarded to the NEOs, the Compensation Committee considered Peer Group data provided by AXIA as well as the recommendations of the CEO. Notwithstanding the foregoing, the Compensation Committee determined the equity awards for 2009 should be reduced by 33 percent from the levels otherwise indicated by the Peer Group data. This decision was based on several factors including the desire of the Committee to minimize dilution and minimize the Company’s compensation expense during the current economic environment.
The number of restricted shares granted to each of our NEOs was based on the dollar value of the award approved for each executive by the Compensation Committee (or the Board, in the case of the CEO) divided by the closing price of the Company’s common stock on the date of grant. As a percent of base salary, the value of long-term incentive awards in fiscal 2009 ranged from 29 percent to 90 percent of base salary for the NEOs. As a percent of base salary, the value of long-term incentive awards in fiscal 2008 ranged from 50 percent to 289 percent of base salary for the NEOs. The decrease in long-term incentive awards as a percentage of base pay from 2008 to 2009 is attributable to the Committee’s decision in 2009 to reduce the size of each grant, on a one-time basis, by 33%. Awards granted to each of the NEOs in 2009 are shown in the Summary Compensation Table on page 19 of this proxy statement.
Employee Stock Purchase Plan
Each of our NEOs may participate in the Company’s shareholder approved Section 423 Stock Purchase Plan (the “ESPP”) on the same terms as eligible non-executive employees, subject to legal and plan limitations on contribution amounts or payments to executive officers under these plans. Under the ESPP, eligible employees have the right to purchase shares of common stock at an exercise price for each offering period equal to the lesser of (i) 85 percent of the last reported sale price of the Company’s common stock on the first business day of the offering period, or (ii) 85 percent of the last reported sale price of the common stock on the last business day of the offering period, in either case rounded up to avoid impermissible trading fractions. Any shares issued pursuant to the ESPP shall contain a legend restricting the transfer or sale of such common stock for a period of six months after the date of purchase.
Chief Executive Officer Compensation
The compensation paid by the Company to its CEO, Mr. Brdar, was based upon an employment agreement dated January 12, 2006. The Compensation Committee conducts surveys of compensation packages of Chief Executive Officers in comparable companies, and believes, based upon the individual experience of its members that the compensation package for Mr. Brdar is reasonable based upon Mr. Brdar’s experience, his level of responsibility and the contributions made and expected to be made by him to the Company. As a result of the Company-wide salary freeze initiated in February, 2009, Mr. Brdar received no salary increase in fiscal 2009. See the following section for a description of Mr. Brdar’s employment agreement.
Employment Agreements and Change of Control and Severance
The Company has entered into employment agreements with its CEO and CFO. These employment agreements are intended to provide each executive with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by the Board of Directors and provide them with certain compensation and benefits upon termination of employment or a change in control of the Company. These employment agreements also protect the Company’s interests following termination of employment by providing specific reasons for termination and by prohibiting the executives from engaging directly or indirectly in competition with the Company, from soliciting any employees, or from disclosing confidential Company information. We believe that these provisions help ensure our long-term success.

R. Daniel Brdar
On January 12, 2006, the Company entered into an employment agreement (the “Agreement”) with Mr. Brdar upon his promotion to President and CEO. Under the Agreement, which is terminable by either party upon 30 days notice, Mr. Brdar is entitled to an initial annual base salary of $350,000, to be reviewed at least annually by the Board of Directors, and a bonus of up to 50% of Mr. Brdar’s base salary also to be determined and approved by the Board of Directors. Mr. Brdar retained options to purchase 250,000 shares of Common Stock granted under his prior employment arrangement and was granted options to purchase an additional 250,000 shares of Common Stock in December 2005. The Agreement also provides Mr. Brdar with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Brdar from competing with the Company during the term of his employment and for a period of two years thereafter.
In the event of a change in control of the Company resulting in a voluntary resignation by Mr. Brdar or, in the event Mr. Brdar’s employment is terminated by the Company without cause, he is entitled to a severance payment in an amount equal to two years of his base salary as of the date of termination plus the average of the bonuses paid to him since the inception of his employment agreement. In the event of termination of Mr. Brdar’s employment by the Company for cause, the Company shall pay Mr. Brdar any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Brdar’s stock options and restricted stock granted shall accelerate and immediately vest upon a change of control.
Should Mr. Brdar be unable to fulfill his duties as a result of incapacity or disability, the Company may terminate his employment. In the event of such incapacity or disability, the Company shall continue to pay full compensation to Mr. Brdar in accordance with the terms of his employment agreement until the date of such termination. In the event of death, the Company shall pay Mr. Brdar’s estate any base salary and other compensation or benefits accrued but as yet unpaid on the date of death.
The following table sets forth the potential (estimated) payments and benefits to which Mr. Brdar would be entitled upon termination of employment or following a change in control of the Company, as specified under his employment agreement with the Company assuming each circumstance described below occurred on October 31, 2009.
Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Brdar

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	$—
Restricted Shares(4)	N/A	N/A	323,010
Payment for annual incentive award(5)	$193,000	$193,000	193,000
Severance payment(6)	937,438	—	937,438

TOTAL:	$1,130,438	$193,000	$1,453,448

(1)
For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $386,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and an outstanding restricted share award as reflected in the Grants of Plan-Based Awards Table, on page 21 of this proxy statement.

(2)
Assumes the executive’s date of termination of employment was October 31, 2009. The market price of the Company’s common stock on October 30, 2009 (the last trading date of the fiscal year) was $3.33 per share.

(3)
Mr. Brdar’s employment agreement provides for accelerated vesting of his outstanding stock options and restricted shares upon a change in control. As of October 31, 2009 all stock options were out-of-the-money.

(4)	The value of the restricted shares is based on 97,000 shares at $3.33 per share at October 31, 2009 and had not vested.

(5)
The assumed date of termination coincides with the last day of the Company’s fiscal year on October 31, 2009. Therefore, for purposes of this analysis, we assumed the executive would be paid a bonus for the 2009 fiscal year equal to 100% of the target annual incentive award.

(6)	Mr. Brdar is entitled to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

Joseph G. Mahler
In October 1998, the Company entered into an employment agreement with Mr. Mahler upon hiring him as its CFO, Treasurer and Corporate Secretary. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Mahler is entitled to a minimum annual salary and a bonus. In addition, upon entering into the agreement, the Company granted Mr. Mahler options to purchase 300,000 shares of Common Stock. The agreement also provides Mr. Mahler with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The agreement also contains non-disclosure provisions and prohibits Mr. Mahler from competing with the Company during the term of his employment and for a period of two years thereafter.
In the event of a change in control of the Company or the failure of the Company to comply with its obligations under the employment agreement resulting in a voluntary resignation by Mr. Mahler, he is entitled to a severance payment in an amount equal to one year of his base salary as of the date of termination plus an amount equal to his bonus if any, for the immediately preceding year and any incentive compensation awarded to him but not yet paid.
In the event of termination of Mr. Mahler’s employment by the Company without cause, Mr. Mahler shall be entitled to a severance payment in an amount equal to one year of his base salary as of the date of termination plus an amount equal to his bonus if any, for the immediately preceding year. In the event of termination of Mr. Mahler’s employment by the Company for cause, the Company shall pay Mr. Mahler any base salary accrued but as yet unpaid on the effective date of such termination plus any incentive compensation awarded to him but not yet paid.
Should Mr. Mahler be unable to fulfill his duties as a result of incapacity of disability, the Company may terminate his employment. Mr. Mahler shall receive his base salary through the date of termination, provided, however, that to the extent of Mr. Mahler is receiving disability benefits pursuant to the Company’s disability insurance policy, the amount of such benefits shall be credited against Mr. Mahler’s base salary during the period prior to the date of termination. In addition, upon any termination based upon disability, the Company shall pay Mr. Mahler any incentive compensation awarded to him but not yet paid. In the event of death, the Company shall pay Mr. Mahler’s estate any base salary through the last day of the calendar month plus any incentive compensation awarded to Mr. Mahler but not yet paid.

The following table sets forth the potential (estimated) payments and benefits to which Mr. Mahler would be entitled upon termination of employment or following a change in control of the Company, as specified under his employment agreement with the Company assuming each circumstance described below occurred on October 31, 2009.
Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Mahler

			Following
	Termination without		Change in Control
	Cause or Resignation	Death or	of the
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	Company(2)(5)
Accelerated vesting:
Stock options	N/A	N/A	N/A
Restricted Shares	N/A	N/A	N/A
Payment for annual incentive award(3)	$83,550	$83,550	$83,550
Severance payment(4)	362,050	—	362,050

TOTAL:	$445,600	$83,550	$445,600

(1)
For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $278,500, a targeted annual incentive award opportunity equal to 30% of his base salary, and an outstanding restricted share award as reflected in the Grants of Plan-Based Awards Table, on page 21 of this proxy statement.

(2)
Assumes the executive’s date of termination of employment was October 31, 2009. The market price of the Company’s common stock on October 30, 2009 (the last trading date of the fiscal year) was $3.33 per share.

(3)
The assumed date of termination coincides with the last day of the Company’s fiscal year. Therefore, for purposes of this analysis, we assumed the executive would be paid a bonus for the 2009 fiscal year equal to 100% of the target annual incentive award.

(4)	Mr. Mahler is entitled to a severance payment equal to one year of his base salary plus an amount equal to the bonus paid, if any, in the immediately preceding year.

(5)	Assumes a termination of employment without Cause or resignation for good reason (each as defined in the employment agreement).
Mr. Bentley does not have an employment agreement and is not entitled to any potential payments and benefits upon termination of employment or a change in control of the Company.
Mr. Ludemann did not have an employment agreement at the time of his resignation from the Company effective October 30, 2009 and was not entitled to any potential payments and benefits upon his resignation.
Stock Ownership Guidelines
The Compensation Committee believes that the elements of compensation for NEOs discussed above provide an appropriate level of correlation with shareholder interests and therefore the Compensation Committee does not require named executives officers or other senior executives to own specified amounts of FuelCell Energy common stock.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1,000,000 paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the Company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures its equity awards to comply with exemptions in Section 162(m) in order to ensure that such compensation remains tax deductible. The Company periodically reviews the potential consequences of Section 162(m) on the other components of its executive compensation program. Executive Compensation paid during 2009 complied with Section 162(m) to the extent it was applicable and thus all such compensation was tax deductible for the Company.

Conclusion
The Compensation Committee believes that the compensation delivered to each NEO is reasonable and appropriate and is in the best interest of the Company and its shareholders and that its decisions with respect to compensation paid to NEOs are in line with the goals and objectives as defined in this Compensation Discussion and Analysis.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table and footnotes set forth the summary compensation for information for our Chief Executive Officer and Chief Financial Officer and all of our other most highly compensated executive officers (“Named Executive Officers” or “NEOs”) in the fiscal years ended October 31, 2009, 2008 and 2007.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Compensation
Position	Year	($)(1)	($) (2)	($)	($) (3) (4)	($) (5)	Total ($)
R. Daniel Brdar	2009	386,005	276,450	—	193,000	4,899	860,354
Chairman, President	2008	382,801	—	1,105,160	200,000	13,500	1,701,461
and Chief Executive Officer	2007	364,130	—	400,644	175,000	13,500	953,274

Joseph G. Mahler	2009	278,493	159,600	—	83,500	3,535	525,128
Senior Vice	2008	276,191	—	303,919	90,000	13,500	683,610
President, Chief	2007	263,240	—	160,257	76,500	13,724	513,721
Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy

Christopher R. Bentley	2009	274,998	79,800	—	85,000	3,490	443,288
Executive Vice	2008	274,997	—	138,145	82,500	13,500	509,142
President, Government	2007	274,997	—	100,161	69,000	13,500	457,658
R&D Operations, Strategic Manufacturing Development

Bruce A. Ludemann	2009	220,501	199,500	—	66,150	4,834	490,985
Senior Vice President	2008	218,337	—	414,435	70,000	13,115	715,887
of Sales and	2007	206,464	—	300,483	50,000	16,098	573,045
Marketing (6)(7)

(1)
In February 2009, the Company initiated a Company-wide salary freeze except for production employees. The last salary adjustment for NEOs occurred in January 2008. The salaries shown for fiscal year 2008 and 2007 reflect two months of base pay at prior year salary rates and ten months of base pay at current year salary rates.

(2)
The amount reported in the stock awards column for 2009 represents the grant date fair value of the restricted stock awards made to our NEOs during 2009 that was recognized for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (SFAS 123(R)).

(3)	The value of the 2009, 2008 and 2007 annual bonus was paid 50% in cash and 50% in fully vested shares of common stock.

(4)
The amounts in this column under 2008 and 2007 were previously reported in those years in the bonus and stock awards column of the Summary Compensation table. We have determined that these amounts are more appropriately disclosed in the “Non-Equity Incentive Plan Compensation” column.

(5)
The amounts reported in the All Other Compensation column represent the aggregate annual Company contributions to the accounts of the NEOs under the Company’s Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan.

(6)	Mr. Ludemann resigned from the Company effective October 30, 2009.

(7)	The amount reported for Mr. Ludemann in 2007 of $16,098 includes reimbursement of $3,710 for relocation expenses.

Narrative to Summary Compensation Table
Each component of the total compensation paid to our NEOs is described below.
Salary — Mr. Brdar’s and Mr. Mahler’s base salaries were initially set pursuant to the terms of their employment agreements with the Company. For further information see employment agreements on page 15. Mr. Bentley and Mr. Ludemann do not have employment agreements with the Company. Salaries are commensurate with position level, job responsibilities and benchmarking data as described beginning on page 10 of this proxy statement. As of October 31, 2009, Mr. Brdar’s base salary was $386,000; Mr. Mahler’s base salary was $278,500 and Mr. Bentley’s base salary was $275,000. Mr. Ludemann resigned from the Company effective October 30, 2009.
Stock Awards — The amounts shown in the “Stock Awards” column represent the restricted stock awards granted to our NEOs during fiscal year 2009. The number of the restricted shares was based upon the total dollar value to be awarded to each executive (as determined by the Compensation Committee), divided by the closing price of the Company’s common stock on the date of grant.
Non-Equity Incentive Plan Compensation — The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the value of the annual bonus for each NEO paid in fiscal years 2009, 2008 and 2007 without regard to the form of payment. Actual bonuses were paid 50% in cash and 50% in fully vested shares of common stock.
Option Awards — The option awards disclosed in the Summary Compensation Table consist of options granted to each NEO during fiscal years 2009, 2008 and 2007. The value of option awards is based on Statement of Financial Accounting Standard No. 123R, “Share-Based Payments” (SFAS 123R) as required by the Securities and Exchange Commission. As a result, this amount does not reflect what was paid to the Company’s executives; rather it reflects the amount we must include as an expense on the Company’s financial statements.
All Other Compensation — The “All Other Compensation” column of the Summary Compensation Table includes employer contributions to the Section 401(k) Plan and relocation expenses paid for Mr. Ludemann during fiscal year 2007. Employer contributions to the 401(k) Plan were suspended in February 2009.
Total Compensation — The amounts shown in the Total ($) column of the Summary Compensation Table represent the sum of all elements of compensation (cash and equity) paid to our NEOs in each of the past three years. With respect to the total compensation as reported for Fiscal Year 2008 and Fiscal Year 2009, the fair market value of the 2008 stock option grants to each of these executives’ results in a higher amount reported for total compensation in 2008 versus 2009. For more information concerning the equity awards to our NEOs, please refer to the Long-Term Incentive Compensation section on page 14 of this proxy statement.

Grants of Plan-based Awards in Fiscal 2009
The following table sets forth information regarding grants of plan-based awards made to the NEOs in 2009 under any plan.

						Grant
					All Other	Date
					Stock	Fair
					Awards:	Value of
		Estimated Future Payouts Under			Number	Stock
		Non-Equity Incentive Plan			of Shares	and
		Awards (3)			of Stock	Option
	Grant	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	($)
R. Daniel Brdar Variable Annual Bonus/Cash (1)	—	48,250	96,500	120,627	—	—
Variable Annual Bonus/Stock (2)	2/13/2009	48,250	96,500	120,627	—	—
Restricted Stock Award (4)	3/25/2009	—	—	—	97,000	276,450
Joseph G. Mahler Variable Annual Bonus/Cash (1)	—	20,887	41,775	52,217	—	—
Variable Annual Bonus/Stock (2)	2/13/2009	20,887	41,775	52,217	—	—
Restricted Stock Award (4)	3/25/2009	—	—	—	56,000	159,600
Christopher R. Bentley Variable Annual Bonus/Cash (1)	—	20,625	41,250	51,562	—	—
Variable Annual Bonus/Stock (2)	2/13/2009	20,625	41,250	51,562	—	—
Restricted Stock Award (4)	3/25/2009	—	—	—	28,000	79,800
Bruce A. Ludemann Variable Annual Bonus/Cash (1)	—	16,537	33,075	41,344	—	—
Variable Annual Bonus/Stock (2)	2/13/2009	16,537	33,075	41,344	—	—
Restricted Stock Award (4)	3/25/2009	—	—	—	70,000	199,500

(1)
“Variable Annual Bonus/Cash” — represents the portion of the annual bonus award payable in cash for each of the NEOs (in each case, equal to 50 percent of the total potential annual bonus payable under the Company’s bonus plan).

(2)
“Variable Annual Bonus/Stock” — represents the portion of the annual bonus award payable in stock (in each case, equal to 50 percent of the total potential annual bonus payable under the Company’s bonus plan). The actual number of shares granted to the NEOs is equal to the stock bonus award dollar value divided by the fair market value of the closing price of the Company’s common stock on the date of the award on February 13, 2009. The number of common shares issued to Mr. Brdar was 36,974 shares, to Mr. Bentley was 16,284 shares, to Mr. Ludemann was 12,673 shares and to Mr. Maher was 15,997 shares.

(3)
The aggregate actual amount of 2009 annual bonus is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts shown in the threshold, target and maximum columns are the range of potential 2009 payments that could have been made under the Company’s Annual Bonus Plan in accordance with the bonus target criteria determined by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Bonus Award for each NEO. If actual performance falls below the minimum level required, then payment of a bonus is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company’s financial goals. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Annual Bonus”.

(4)
Restricted Stock Awards — Amounts shown in the column labeled “All Other Stock Awards” represent the number of restricted shares granted to each NEO under our 2006 Equity Incentive Plan. The number of the restricted shares was based upon the dollar value, as determined by the Compensation Committee, to be awarded to each executive and the Company’s closing stock price on the date of grant.

Grants of Plan-based Awards
Restricted stock awards granted to NEOs in fiscal year 2009 as detailed in the table below were granted pursuant to the Company’s 2006 Equity Incentive Plan. These awards were made on the same terms as the awards granted to all other eligible employees. Material terms of stock granted are as follows:
•	Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.
•
The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the NEOs legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

•	The value of restricted stock awards is based upon the number of shares of the Company’s common stock that could be purchased at the closing price of the stock on the date of grant.
For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the CD&A beginning on page 10 of this proxy statement.

Outstanding Equity Awards at Fiscal 2009 Year-End
The following table sets forth the outstanding equity awards held by the Company’s NEOs at October 31, 2009.

	Number
	of	Option Awards			Stock Awards
	Securities	Number of					Market
	Underlying	Securities				Number of	Value of
	Unexercised	Underlying				Shares or	Shares or
	Options	Unexercised	Option			Units of	Units of
	(#)	Options	Exercise	Option	Stock Award	Stock That	Stock That
	Exercisable	(#)	Price	Expiration	Grant Date	Have Not	Have Not
Name	(1)	Un-exercisable	($)(2)	Date	(3)	Vested (#)	Vested ($)(4)
R. Daniel Brdar	60,000	—	$38.00	10/12/2010	3/25/2009	97,000	$323,010
	34,000	—	13.76	12/19/2011
	50,000	—	5.45	2/11/2013
	35,000	—	13.78	3/30/2014
	250,000	—	9.42	2/11/2015
	187,500	62,500	8.65	12/19/2015
	50,000	50,000	6.49	3/13/2017
	50,000	150,000	8.74	1/30/2018
Joseph G. Mahler	9,000	—	6.69	12/23/2009	3/25/2009	56,000	$186,480
	32,000	—	23.00	4/06/2011
	42,000	—	13.76	12/19/2011
	10,000	—	5.45	2/11/2013
	20,000	—	13.78	3/30/2014
	40,000	—	9.57	3/29/2015
	30,000	10,000	10.45	3/14/2016
	20,000	20,000	6.49	3/13/2017
	13,750	41,250	8.74	1/30/2018
Christopher R. Bentley	24,000	—	6.69	12/23/2009	3/25/2009	28,000	$93,240
	32,000	—	23.00	4/06/2011
	45,000	—	13.76	12/19/2011
	10,000	—	5.45	2/11/2013
	20,000	—	13.78	3/30/2014
	25,000	—	9.57	3/29/2015
	18,750	6,250	10.45	3/14/2016
	12,500	12,500	6.49	3/13/2017
	6,250	18,750	8.74	1/30/2018
Bruce A. Ludemann	24,375	—	12.86	1/30/2010
	24,375	—	8.63	1/30/2010
	37,500	—	6.49	1/30/2010
	18,750	—	8.74	1/30/2010

(1)	Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant. Options expire ten years from the date of grant.

(2)	Option exercise price is 100% of the closing price of the Company’s common stock on the date of grant as reported on the NASDAQ exchange.

(3)	Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(4)	The fair market value of unvested restricted stock awards is based on the per share closing market price of our common stock on October 31, 2009 of $3.33.

Mr. Ludemann resigned from the Company effective October 30, 2009. His exercisable options shown in the table above expired on January 30, 2010. All of Mr. Ludemann’s restricted stock awards expired upon resignation.
Option Exercises and Stock Vested in Fiscal 2009
The following table provides information relating to stock option awards exercised by our NEOs during fiscal year 2009, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and brokerage commission. The exercise prices reported in the notes below indicate rounding, since grant prices may extend to three decimal points. There were no restricted stock awards that vested during fiscal 2009.

Option Awards
Number of
Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)
R. Daniel Brdar	—	—
Joseph G. Mahler	—	—
Christopher R. Bentley	40,000	$50,800
Bruce A. Ludemann	—	—

(1)	Mr. Bentley exercised 40,000 stock options on March 25, 2009 with an exercise price of $1.63 and market price of $2.90. Mr. Bentley retained all these shares after the payment of the exercise price.
DIRECTOR COMPENSATION
The Board of Directors periodically reviews director compensation. The Board compensation and benefit program for non-employee directors described below was approved by the Board and went into effect in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to the Board, the Compensation Committee was guided by the following goals: compensation should fairly pay directors; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.
The compensation provided to our Directors includes a combination of an annual cash retainer and committee member and chair fees. The Directors may elect to receive their compensation in cash, shares of the Company’s common stock or stock options. An equity long-term incentive grant is also included in the annual Director Compensation package. Following is a description of the components of director compensation. For further information on director compensation, refer to the Director Compensation Table on page 26 of this proxy statement.

New Board Members
New Board members, not employed by the Company or an affiliate, are granted 40,000 non-qualified stock options upon acceptance to the Board.
Annual Director Compensation
The Company’s standard fee arrangements for non-employee directors include a retainer of $30,000 per annum for service as a director. In addition, committee fees have been established based upon expected level of meetings and activity during the year. Non-Chairman committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chairman fees are $12,500 for the Compensation, Audit and Finance, Executive and Nominating and Corporate Governance Committees. In 2009, the Lead Independent Director also received a fee of $12,500. This fee will be discontinued in 2010.
In 2008, the Compensation Committee engaged AXIA to perform a competitive market analysis of each element of our directors’ compensation. AXIA developed a Director Compensation Peer Group consisting of the following 18 publicly traded companies:

Advanced Energy Industries, Inc.	Evergreen Solar, Inc.	Robbins & Myers
American Superconductor Corp.	Medis Technologies	Baldor Electric Co.
AZZ Incorporated	Plug Power, Inc.	Ener1 Inc.
Ballard Power Systems, Inc.	Powell Industries, Inc.	Energy Conversion Devices
Capstone Turbine Corp.	Vicor Corp.	KEMET Corp
Ceradyne, Inc.	Power-One, Inc.	Maxwell Technologies, Inc.
These companies were selected on the basis of revenue, market cap, total employees, growth rate, and industry focus. Using data obtained from annual Proxy Statements filed with the SEC, AXIA compared the cash fee structure including retainer fees, committee fees and meeting fees paid to our board members with the peer group median values as well as the equity compensation provided to our directors. Based on this review, the Committee determined that the base cash retainer fees and the total average cash fees (including retainers, committee and chair fees, and meeting fees) were in line with the peer group median values.
In addition to the cash fees described above, our directors also receive an equity-based long-term incentive award valued at $28,000 per annum which may be delivered in the form of shares of the Company’s common stock or stock options (at the election of the Board member). If a Board member chooses to receive the equity award in the form of options to purchase shares of the Company’s common stock, the total number of stock options granted is based on a Black-Scholes calculation as determined on or about the date of the annual shareholders meeting. The exercise price of such options will be determined equal to the closing price of the common stock of the Company on such date. Stock options vest at the rate of 25% per quarter from the date of grant and have restrictions as to transferability.
In reviewing the equity component of the director’s compensation program, the Compensation Committee noted the value of the long-term incentive awards granted to our directors was equivalent to the 28th percentile of the Director Compensation Peer Group and could be increased. However, notwithstanding the foregoing, in view of the Company’s performance and the prevailing economic conditions, the Compensation Committee decided not to take action in 2009 to adjust the director’s compensation.

All Board and Committee fees are payable, at the option of the Board member, in cash, shares of the Company’s common stock or options to purchase shares of the Company’s common stock. If payments are made in the form of stock options, the number of stock options granted is based on a Black-Scholes calculation as determined on or about the date of the annual shareholders meeting. The exercise price of such options will be determined equal to the closing price of the common stock of the Company on such date. Stock options vest at the rate of 25% per quarter from the date of grant and have restrictions as to transferability.
In March 2009, the Board of Directors agreed to accept a 33 percent reduction in all director fees on a one-time basis for the period beginning March 2009 and ending March 2010. This decision was consistent with the actions taken by the Compensation Committee in 2009 relative to the compensation of the NEOs described in the Compensation Discussion & Analysis beginning on page 10 of this proxy statement. This fee reduction is reflected in the Non-Employee Director Compensation Table for Fiscal 2009.
Directors Deferred Compensation Plan
Pursuant to the Company’s Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave the Board of Directors, receipt of all or a portion of fees paid in cash or common stock. The election to defer receipt of all or a portion fees paid in cash or common stock must be made by the director prior to December 31st of each calendar year or with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Plan.
Reimbursement of Expenses
The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.
Director Compensation for Fiscal 2009

	Fees Earned or
	Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Directors	($)	($)	($)(1)	($)	($)(2)
Richard Bromley	—	—	42,000	—	42,000
James Herbert England	—	—	42,000	—	42,000
Glenn Epstein	—	—	42,000	—	42,000
James Gerson	—	—	48,667	—	48,667
Thomas Kempner	—	—	48,667	—	48,667
William Lawson	—	—	43,667	—	43,667
George K. Petty	—	—	48,667	—	48,667
John A. Rolls	—	—	50,333	—	50,333
Togo West	—	—	42,000	—	42,000

(1)	The values of stock option awards were calculated by using grant date fair values computed in accordance with SFAS 123(R).

(2)	The aggregate dollar amount of all fees earned for services as a director, including annual retainer fees, committee and/or chairman fees.

The amounts reported in the table below details non-employee director compensation for fiscal 2009 by fee type.

	Long-Term
	Incentive Equity	Annual Retainer	Committee
	Grant	Fees	Participation Fees	Total
Name of Director	($)	($)	($)	($)(1)
Richard Bromley	18,667	20,000	3,334	42,000
James Herbert England	18,667	20,000	3,334	42,000
Glenn Epstein	18,667	20,000	3,334	42,000
James Gerson	18,667	20,000	10,001	48,667
Thomas Kempner	18,667	20,000	10,001	48,667
William Lawson	18,667	20,000	5,000	43,667
George K. Petty	18,667	20,000	10,001	48,667
John A. Rolls	18,667	20,000	11,664	50,333
Togo West	18,667	20,000	3,334	42,000

(1)	Total fees reflect a 33 percent reduction in annual director compensation paid in fiscal 2009 compared with fiscal 2008. Fiscal 2009 fees were all paid in the form of stock options.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the CD&A and has discussed it with management. Based on its review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and its 2010 Proxy Statement filed in connection with the Company’s 2010 Annual Meeting of Shareholders.
Respectfully submitted by the Compensation Committee of the Board of Directors.
George Petty (Chairman)
Togo West, Jr.
William Lawson
Glenn Epstein

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of February 2, 2010 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 84,352,938 shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 12, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

				Number of
				Shares	Percentage
				Beneficially	Beneficially
Name	Position			Owned (1)	Owned
R. Daniel Brdar	Chairman, President & Chief Executive Officer	(2)		1,023,330	1.20%
Christopher R. Bentley	Executive Vice President, Government R&D Operations, Strategic Manufacturing Development	(3	)(4)	470,237	*
Joseph G. Mahler	Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy	(5)		477,049	*
Bruce A. Ludemann	Former Senior Vice President of Sales & Marketing			23,482	*
Richard A. Bromley	Director	(6)		53,871	*
James Herbert England	Director	(7	)(8)	244,217	*
Glenn H. Epstein	Director	(9)		63,871	*
James D. Gerson	Director	(10)		1,305,232	1.55%
Thomas L. Kempner	Director	(11)		627,238	*
William A. Lawson	Director	(12)		153,198	*
George K. Petty	Director	(7	)(13)	335,794	*
John A. Rolls	Director	(14)		109,995	*
Togo Dennis West, Jr.	Director	(15)		46,855	*

			Number of
			Shares	Percentage
			Beneficially	Beneficially
Name	Position		Owned (1)	Owned

Blackrock Inc.		(16)	6,120,831	7.26%
40 East 52nd Street New York, NY 10022
Heartland Advisors, Inc.		(17)	4,832,950	5.73%
789 N. Water St. Suite 500 Milwaukee, WI 53202
POSCO Power		(18)	10,786,418	12.79%
DACOM Building, 10th Floor 706-1 Yeoksam-dong, Gangnam-gu Seoul 135-987, Korea
All Directors and Executive Officers as a Group	(12 persons)	(19)	4,702,935	5.80%

*	Less than one percent.

(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)	Mr. Brdar’s shareholdings include options to purchase 854,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(3)	Mr. Bentley’s shareholdings include options to purchase 188,250 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(4)	Mr. Bentley’s shareholdings include 100 shares held by his wife, Karen Bentley. Mr. Bentley disclaims beneficial ownership of the securities held by his wife.

(5)	Mr. Mahler’s shareholdings include options to purchase 241,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(6)	Mr. Bromley’s shareholdings include options to purchase 53,871 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(7)
Mr. England and Mr. Petty, by virtue of being directors of Enbridge Inc., may each be deemed to beneficially own 207,952 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc. Mr. England is the authorized designee of Enbridge Inc. to the Board of Directors of FuelCell Energy, Inc.

(8)	Mr. England’s shareholdings include options to purchase 36,265 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(9)	Mr. Epstein’s shareholdings include options to purchase 53,871 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(10)
Mr. Gerson’s shareholdings include options to purchase 87,443 shares of Common Stock, which are currently exercisable or are exercisable within 60 days. Mr. Gerson’s shareholdings include 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by the private foundation.

(11)
Mr. Kempner’s shareholdings include options to purchase 94,404 shares of Common Stock, which are currently exercisable or are exercisable within 60 days, 40,934 shares held by Loeb Holding Corporation of which Mr. Kempner is a control person, 241,900 shares held by Thomas Kempner & William Perlmuth Trustees Carl Loeb Trust FBO Thomas Kempner of which Mr. Kempner is beneficiary and 250,000 shares owned by Loeb Partners Corporation.

(12)	Mr. Lawson’s shareholdings include options to purchase 49,094 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(13)	Mr. Petty’s shareholdings include options to purchase 126,356 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(14)	Mr. Rolls’ shareholdings include options to purchase 101,995 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(15)	Secretary West’s shareholdings include options to purchase 46,855 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(16)	Based upon information contained in Schedule 13G filed on January 29, 2010.

(17)	Based upon information contained in Schedule 13F filed on November 13, 2009.

(18)	Based upon information contained in Schedule 13G filed on November 2, 2009.

(19)
Includes options to purchase 1,933,904 shares of Common Stock, which are currently exercisable or are exercisable within 60 days, and 207,952 shares of Common Stock issuable upon conversion of the FuelCell Energy, Ltd. Series 1 Preferred Stock. Does not include the holdings of Mr. Ludemann as he is not currently an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, filings for the fiscal year ended October 31, 2009 were made on a timely basis.
Certain Relationships and Related Transactions
It is the Company’s policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee has responsibility for reviewing related party transactions.
The below information is to the Company’s knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company’s Common Stock.
Enbridge Inc.
Enbridge is a global leader in energy transportation and distribution. We have a market development agreement for North America that includes current DFC product distribution and the DFC-ERG® power plant that they co-developed with us. A 2.2 MW DFC-ERG unit was installed at Enbridge’s headquarters in Toronto during the fiscal fourth quarter of 2008. We also received final approval by the Connecticut Department of Public Utility Control under Connecticut’s Renewable Portfolio Standards program for a total of 18.8 MW of DFC-ERG power plants to be located at four natural gas distribution stations.
During fiscal year 2009, the Company recognized revenue of approximately $0.1 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.
Mr. England is the authorized designee of Enbridge to the Board of Directors of FuelCell Energy, Inc. and Mr. Petty is a director of Enbridge.
MTU Friedrichshafen GmbH
MTU Friedrichshafen GmbH, a subsidiary of Tognum AG, owns 2,746,548 shares of FuelCell Energy common stock. The Company licensed its technology to MTU under two licenses, the Cell License which expired in 2009 and the Balance of Plant Cross License which expired in 2008. During fiscal year 2009, the Company recognized revenue of approximately $1.0 million for fuel cell components sold to MTU Onsite Energy. The Company believes that the terms of its transactions with MTU Onsite Energy are no less favorable to the Company than it could have obtained from an unaffiliated third party.

POSCO Power
POSCO Power, a subsidiary of our South Korean strategic distribution partner, POSCO, holds 10,786,418 shares of the Company’s common stock of which 3,822,630 shares were acquired in February 2007 and 6,963,788 shares were acquired in October 2009. On October 27, 2009, we entered into a Stack Technology Transfer and License Agreement (the “2009 Agreement”) with POSCO Power allowing POSCO Power to produce fuel cell stack modules from cells and components provided by us. These fuel cell modules will be combined with balance of plant manufactured and locally sourced in South Korea to complete electricity-producing fuel cell power plants for sale in South Korea. The 2009 Agreement provided for an upfront license fee of $10.0 million as well as an ongoing royalty, initially set at 4.1 percent of the revenues generated by sales of the fuel cell stack modules manufactured and sourced by POSCO Power.
During the fiscal year 2009, the Company recognized revenue of approximately $56.1 million for power plant sales and long-term service agreements with POSCO Power. The Company believes that the terms of its transactions with POSCO Power are no less favorable to the Company than it could have obtained from an unaffiliated third party.
AUDIT AND FINANCE COMMITTEE REPORT
During fiscal year 2009, the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.
In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and the independent auditors, the audited consolidated financial statements in FuelCell’s Annual Report on Form 10-K for the year ended October 31, 2009. The Audit and Finance Committee has also discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200 T.
Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure and the letter from the independent auditors, and discussed with the auditors their independence.
Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and be filed with the U.S. Securities and Exchange Commission.
Submitted by:
Audit and Finance Committee
James D. Gerson (Chairman)
Richard A. Bromley
J. H. England
John A. Rolls

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Audit Fees
Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the effectiveness of internal controls over financial reporting and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2009 were $330,000. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2008 were $365,000.
Audit-Related Fees
Audit-related fees represent the audit of the Company’s employee benefit plan and services provided in connection with SEC registration statements. The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2009 were $48,145 related to review of documents for an equity transaction completed during the year and an audit of the Company’s 401(k) plan financial statements. The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2008 were $22,764 related to the audit of the Company’s 401(k) plan.
Tax Fees
There were no fees paid to KPMG LLP for tax services in 2009. Fees paid to KPMG LLP for tax services for 2008 were approximately $10,000.
Other Fees
Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2009 or the fiscal year ended October 31, 2008.
As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP’s services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2010. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2009.
KPMG representatives are expected to attend the 2010 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2
EQUITY COMPENSATION PLAN AND WARRANT INFORMATION
The following table sets forth certain information with respect to the Company’s equity compensation plans and warrants as of the end of the fiscal year ended October 31, 2009.

	Number of		Number of
	Common Shares	Weighted-	securities
	to be issued	average	remaining
	upon exercise of	exercise price	available for
	outstanding	of outstanding	future issuance
	options,	options,	under equity
	warrants and	warrants and	compensation
Plan Category	rights	rights	plans
Plans approved by shareholders:
Equity incentive plans	5,740,705	$10.86	59,288
Employee stock purchase plan	39,858	2.70	167,349
Plans not approved by shareholders:
Warrants issued to business partners	—	—	—

Total	5,780,563	$10.80	226,637

The Company currently does not have a plan from which to issue warrants. Warrants may be issued based on individual contracts.

PROPOSAL NO. 3 — ADOPTION OF 2010 FUELCELL ENERGY, INC. EQUITY INCENTIVE PLAN
In January 2010, the Board adopted, subject to shareholder approval, the Company’s 2010 Equity Incentive Plan (the “Incentive Plan”).
Why We Believe You Should Vote for this Proposal
We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors. The Board of Directors believes that approval of the 2010 Equity Incentive Plan is a critical element to this end.
In evaluating this proposal, shareholders should also consider the following key factors:
Provisions of the Plan are Designed to Protect Shareholder Interests.
The 2010 Equity Incentive Plan includes many provisions designed to protect shareholder interests and promote effective corporate governance including:
•	The number of shares available for issuance under the plan does not adjust based upon the number of outstanding shares of common stock;
•	Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;
•	Re-pricing of options and stock appreciation rights requires shareholder approval;
•
The plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock;

•	Material amendments of the plan require shareholder approval; and
•	The plan is administered by an independent committee of our Board of Directors.
Our Executive Compensation Program is Aligned with Long-Term Stockholder Value.
A significant portion of our compensation is performance oriented and “at risk” for our key employees and we believe that the Compensation Discussion and Analysis section of this document demonstrates a transparent link between pay and performance. Some of the key items include:
•	Base salaries were frozen in 2008 and have not been increased in 2009 or 2010 to date. The last salary adjustment for our NEOs occurred in January 2008,
•	Our CEO received no salary increase in fiscal 2009 nor has the Board approved any increase for 2010 at this time,
•	Target bonus levels (which tied to base salaries) were not increased, even though target and actual awards were determined to be below market,

•	The Compensation Committee believes that linking bonus awards to pre-established milestones creates a performance-based compensation strategy consistent with shareholder interests,
•	Actual bonus awards paid in 2009 for fiscal year 2008 were approved at 100%, even though the calculated bonus called for by the bonus plan would have been 125%,
•	The Compensation Committee determined the equity awards for 2009 should be reduced by 33% from the levels otherwise indicated by the Peer Group data,
•	As a percentage of base salary, the value of long-term incentive awards in 2009 was significantly less than the value of LTI awards granted in 2008,
•	Total Compensation for our CEO decreased by 50% from 2008 to 2009; and
•	Total Compensation for all other Named Executive Officers also decreased from 2008 to 2009.
Additionally, options and awards previously issued under our equity incentive plans are “at risk” based upon our stock price. As a result of the downturn in our stock value in 2009, most of the option awards issued to our NEOs and employees in prior years are out-of-the-money.
We believe that future grants of equity awards through passage of the 2010 Equity Incentive Plan will allow us to continue to support the alignment of our compensation program with long-term stockholder value.
Summary of the Incentive Plan
The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, which is attached hereto as Annex A.
General
Overview: The Incentive Plan is an equity incentive plan pursuant to which the Company may grant employees, directors and consultants equity based awards. The Incentive Plan will be used by the Company for awards going forward, but it does not terminate, subsume or otherwise alter the grants currently outstanding under the Company’s other incentive plans. Such awards and plans will remain outstanding pursuant to their terms.
Purpose: The purpose of the Incentive Plan is to advance the Company’s interests by aligning the long-term interests of employees, directors and consultants with those of stockholders, and by assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company.
Types of Awards: The Incentive Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Rights and Other Stock Based Awards (each as described more specifically below).
Common Stock Available Under the Plan: Assuming shareholders approve this proposal, a total of 2,500,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), will be reserved for issuance pursuant to the Incentive Plan. If an award expires or is terminated or canceled without having been exercised or settled in full, or is forfeited back to or repurchased by the Company, the shares underlying the unused portion of the award will become available again for future grant or sale under the Incentive Plan. Further, shares are not deemed issued under the Incentive Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares so tendered or withheld will be returned to the pool of shares reserved and again be available for issuance under the Incentive Plan.

Administration of the Plan: The Incentive Plan will be administered by a committee of the Company’s board of directors comprised of directors meeting (i) the “independent director” definition set forth in The NASDAQ Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) as appropriate, all other applicable laws (the “Administrator”). In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Administrator will consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code to enable the Company to receive a federal tax deduction for certain compensation paid under such awards. Subject to the terms of the Incentive Plan, the Administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award (subject to the limits under the Incentive Plan), the exercisability of the awards and the form of consideration payable upon exercise.
Eligibility: Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares and Other Stock Based Awards may be granted under the Incentive Plan to the Company’s employees, directors and consultants, and employees and consultants of any of the Company’s subsidiary companies. Incentive Stock Options may be granted only to employees of the Company or any subsidiary of the Company.
Limitations: Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of the Company’s executive officers. In order to preserve the Company’s ability to deduct the compensation income associated with Stock Options and Stock Appreciation Rights granted to such persons, the Incentive Plan provides that no employee, director or consultant may be granted, in any fiscal year, Stock Options or Stock Appreciation Rights to purchase more than an aggregate of 250,000 shares of Common Stock.
Directors: Our non-employee directors are entitled to receive a cash retainer each year beginning on the date of the annual meeting of the board of directors, board and committee meeting fees, and an annual equity grant as outlined in the Director Compensation section of this Proxy. Each such director may elect in advance to receive the cash retainer and meeting fees in an equivalent amount of Stock Options or shares of Common Stock, and the equity grant in Stock Options or shares of Common Stock.
Types of Awards under the Incentive Plan
1. Stock Options: A Stock Option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. Stock Options may be either Incentive Stock Options or Nonstatutory Stock Options. Each Stock Option will be evidenced by a Stock Option agreement and is subject to the following terms and conditions:
A. Number of Options: The Administrator will determine the number of shares granted to any eligible individual pursuant to a Stock Option.
B. Exercise Price: The Administrator will determine the exercise price of options granted under the Incentive Plan at the time the options are granted, but with respect to Nonstatutory Stock Options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code or for the exemption from deferred compensation under Section 409A of the Internal Revenue Code, and all Incentive Stock Options the exercise price will be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of an Incentive Stock Option granted to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock generally is determined with reference to the closing sale price on the day the option is granted.

C. Exercise of Option; Form of Consideration: The means of payment for shares issued upon exercise of an option will be specified in each option agreement. To the extent permitted by applicable law, the Incentive Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercises, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.
D. Term of Option: The term of Stock Options granted under the Incentive Plan will be stated in the option agreement and will not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an Incentive Stock Option must not exceed five years. No option may be exercised after the expiration of its term.
E. Termination of Service: After termination of service, an option holder may exercise his or her option for the period of time determined by the Administrator and stated in the option agreement. In the absence of a time specified in a participant’s award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the participant’s estate, beneficiary designated in accordance with the Administrator’s requirements or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within one year from the date of such termination.
2. Stock Appreciation Rights: A Stock Appreciation Right is the right to receive the appreciation in the fair market value of the Common Stock between the date of grant and the exercise date for that number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The Company may pay the amount of the appreciation in either cash, in shares of Common Stock with equivalent value, or in some combination of Common Stock and cash, as determined by the Administrator. Each award of Stock Appreciation Rights will be evidenced by an award agreement specifying the terms and conditions of the award. The Administrator determines the exercise price of Stock Appreciation Rights, the vesting schedule and other terms and conditions of Stock Appreciation Rights, provided that, the exercise price will be no less than the fair market value of the Common Stock on the grant date and the term of a Stock Appreciation Right shall not exceed ten years from the grant date.
3. Restricted Stock: Restricted Stock awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the Administrator. The Administrator may impose whatever conditions to vesting it determines to be appropriate including, if the Administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, that the Restricted Stock will vest based on the achievement of performance goals. Each award of Restricted Stock will be evidenced by an award agreement specifying the terms and conditions of the award. The Administrator will determine the number of shares of restricted stock granted to any employee. The Administrator also determines the purchase price of any grants of Restricted Stock and, unless the Administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to a right of repurchase by the Company, which the Company may exercise upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason including death or disability.

4. Restricted Stock Units: Restrictive Stock Units are awards that provide for the payment of shares of Common Stock on a deferred basis upon the satisfaction of certain service-based vesting or performance conditions. Each Restricted Stock Unit will be evidenced by an award agreement and shall be subject to such terms and conditions determined by the Administrator.
5. Performance Shares and Performance Units: Performance Units and Performance Shares are awards that result in a payment to a participant only if performance goals established by the Administrator are achieved or the awards otherwise vest. The Administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants and will establish a performance period during which the performance goals must be achieved, which period may not be less than one year. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service) or such other factors determined by the Administrator. Payment for Performance Units and Performance Shares may be made in cash or in shares of Common Stock with equivalent value, or in some combination of Common Stock and cash, as determined by the Administrator. Performance Units will have an initial dollar value established by the Administrator prior to the grant date. Performance Shares will have an initial value equal to the fair market value of the Common Stock on the grant date. The Administrator also determines the number of Performance Shares and Performance Units granted to any employee. Each Performance Unit and Performance Share will be evidenced by an award agreement, and is subject to the terms and conditions determined by the Administrator.
6. Dividend Equivalent Rights. Dividend Equivalent Rights are credits made, as determined by the Administrator, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share represented by an award held by the Participant, provided that, no such Dividend Equivalent Rights will be paid to a Participant prior to the date of exercise, settlement, vesting or payment of the award.
7. Other Stock Based Awards: The Administrator has the authority to grant awards under the Incentive Plan in addition to those specifically described above. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of the Common Stock (or the cash equivalent of such shares). These awards may be granted separately, in addition to, or in lieu of other awards granted under the Incentive Plan or cash awards made outside the Incentive Plan. Each Other Stock Based Award will be evidenced by an award agreement that will specify terms and conditions as the Administrator may determine.
General Terms and Conditions of Awards
1. Transferability of Awards: The Incentive Plan does not permit the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.
2. Vesting: For purposes of the awards under the Incentive Plan (i) in the case of awards granted to an eligible employee, the award shall vest or become exercisable ratably over a period of at least three years and (ii) in the case of awards granted to an eligible director or consultant, the award shall vest or become exercisable ratably over a period of at least one year. Notwithstanding the foregoing vesting requirements, the Administrator may provide a vesting schedule that is less than the applicable period, or may shorten the vesting schedule to a period less than the otherwise applicable period, with respect to awards granted to participants in connection with their commencement of service with the Company or who retire, die or become disabled while in service with the Company, or in connection with other situations that are not in the ordinary course of business.

3. Adjustments upon Changes in Capitalization: In the event that the Common Stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Company securities, or other similar change in the Company’s capital structure, the Administrator may make the adjustments to the number of shares of Common Stock subject to the Incentive Plan, the maximum number of shares of Common Stock that may be issued to any individual in any fiscal year pursuant to awards, and the number and price of shares of Common Stock subject to any outstanding award.
4. Adjustments upon Liquidation or Dissolution: In the event of the liquidation or dissolution of the Company, any unexercised award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the award, including shares as to which the award would not otherwise be exercisable.
5. Adjustments upon Change in Control. The Incentive Plan provides that in the event of a merger with or into another corporation or a “change in control” of the Company, including the sale of all or substantially all of the assets of the Company, the Administrator may at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company.
6. Amendment and Termination of the Incentive Plan. The Incentive Plan will automatically terminate in 2020, unless the Company terminates it sooner. In addition, the board of directors has the authority to amend, suspend or terminate the Incentive Plan, provided it does not materially impair a participant’s vested rights in any outstanding award previously granted thereunder (unless the participant consents to such change), and, provided further, any material amendment to the Incentive Plan will require shareholder approval in accordance with applicable rules under The NASDAQ Marketplace Rules.
FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3
ADDITIONAL INFORMATION AND OTHER MATTERS
General
The record date for the Annual Meeting is February 2, 2010. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.
Code of Ethics
The Company has a code of ethics, which applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The code of ethics provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The code of ethics can be found on the Company’s website at www.fuelcellenergy.com.

Shareholder Proposals for the 2011 Annual Meeting
Shareholders who wish to present proposals for inclusion in the Company’s proxy materials and for consideration at the 2011 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than October 15, 2010.
Quorum and Vote Required
As of the record date, there were 84,352,938 shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of the Company’s 2010 Equity Compensation Plan and the approval of any other matters properly presented at the Annual Meeting. In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.
Voting by Proxy
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, R. Daniel Brdar and Joseph G. Mahler, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement, FOR the ratification of the appointment of our auditors and FOR the approval of the Company’s 2010 Equity Compensation Plan. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.
In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.
Stockholder Communications with Directors
The Company has established a process by which shareholders can communicate with the Company’s Board of Directors. Shareholders may communicate with the Board of Directors, or any of the Company’s individual directors, by sending their communications to the Board of Directors, or to any individual director, at the following address:
Board of Directors of
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813
All stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.
Annual Report and Form 10-K
ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2009 AND COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS OR ARE ALSO AVAILABLE THROUGH THE COMPANY’S WEBSITE AT WWW.FUELCELLENERGY.COM.
Other Matters
As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.
By Order of the Board of Directors
Joseph G. Mahler
Corporate Secretary
Danbury, CT
February 3, 2010

Annex A
FUELCELL ENERGY, INC.
2010 EQUITY INCENTIVE PLAN
1. Purpose of the Plan. The purpose of this FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of FuelCell Energy, Inc., a Delaware corporation (hereinafter, the “Company”), by stimulating the efforts of employees, directors and consultants who are selected to be participants, aligning the long-term interests of such participants with those of stockholders, heightening the desire of such participants to continue in working toward and contributing to the success of the Company, assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and other Stock Based Awards.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means a committee of the Board authorized pursuant to Section 4 of the Plan to administer the Plan in accordance with the terms and conditions set forth herein.
(b) “Affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).
(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Rights or Other Stock Based Awards.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Awarded Stock” means the Common Stock subject to an Award.
(g) “Board” means the Board of Directors of the Company.

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(h) “Change in Control” means the occurrence of any of the following events:
(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company’s then outstanding voting securities and within three years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (4) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(j) “Common Stock” means the Common Stock, par value $.0001 per share, of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.
(k) “Company” means FuelCell Energy, Inc., a Delaware corporation, or any successor thereto.
(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(m) “Director” means a member of the Board.
(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o) “Dividend Equivalent Right” means a credit, made at the discretion of the Administrator, that accrues to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; provided that no such Dividend Equivalent Right shall be paid out to any Participant prior to the exercise, settlement, vesting or payment of the Award that gives rise to such right.
(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(r) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator.
(s) “Fiscal Year” means the fiscal year of the Company.
(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u) “Incumbent Directors” means directors who either (i) are Directors as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x) “Option” means a stock option granted pursuant to the Plan.
(y) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.
(z) “Outside Director” means a Director who is not an Employee.
(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb) “Participant” means the holder of an outstanding Award granted under the Plan.
(cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement based on financial and non-financial measures that may include annual revenue, profits, earnings per share, net income, new orders, customer satisfaction, total shareholder return and other objectives determined by the Administrator. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

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(dd) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified number of shares of Common Stock based on the Company’s performance during a specified period.
(ee) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified unit based on the Company’s performance during a specified period.
(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(gg) “Plan” means this 2010 Equity Incentive Plan.
(hh) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.
(ii) “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.
(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.
(ll) “Service Provider” means an Employee, Director or Consultant.
(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.
(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(pp) “Unvested Awards” means Options, Restricted Stock or Other Stock Based Awards that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

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3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,500,000. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld or tendered in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.
(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to such expired, terminated or cancelled portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Administration. The Plan will be administered by a committee of the Board that is comprised of directors meeting (i) the “independent director” definition set forth in The NASDAQ Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Exchange Act, and (iii) as appropriate, all other Applicable Laws.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Awards will be structured to satisfy such requirements.
(iii) Rule 16b-3. To the extent that the Administrator determines it to be desirable and necessary to qualify Awards as exempt under Rule 16b-3 or other securities rule or regulation, the transactions contemplated hereunder will be structured to satisfy such requirements.
(iv) Section 409A. To the extent that the Administrator determines it to be desirable and necessary, Awards will be structured and administered (including the terms and conditions of such Awards as set forth in any applicable Award Agreement) so as to enable such Awards to be exempt under Section 409A of the Code or, to the extent the Award is subject to Section 409A, to comply with the applicable substantive provisions of Section 409A, and to the extent an Award is intended to be so structured and administered, the terms of the Plan and the Award shall be interpreted to comply with Section 409A.
(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

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(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or paid (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;
(viii) to modify or amend each Award (subject to Section 18), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;
(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, vesting or payment of an Award that number of Shares or cash having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(x) to authorize any person to execute on behalf of the Company any instrument required to implement the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiii) to determine whether Awards will be adjusted for Dividend Equivalents;
(xiv) to create Other Stock Based Awards for issuance under the Plan;
(xv) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

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(xvi) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d) No Repricing or Exchange Program without Stockholder Approval. Without the prior approval of the Company’s stockholders, no Award issued under the Plan shall be exchanged for another Award in an exchange program nor shall any Option otherwise have its exercise price reduced.
5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6. Limitations.
(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.
(c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:
(i) Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 250,000 Shares.
(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

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(iii) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.
(iv) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
7. Stock Options.
(a) Term of Option. The term of each Option will be ten years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b) Option Exercise Price and Consideration.
(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code or for the exemption from treatment as deferred compensation under Section 409A of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii) Waiting Period, Vesting, Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions, including the vesting schedule, that must be satisfied before the Option may be exercised. Any Option granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any Option granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Options with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding Option to a period less than the applicable period set forth above, when such Options are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

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(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:
(i) cash;
(ii) check;
(iii) promissory note;
(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(vi) any combination of the foregoing methods of payment; or
(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the Record Date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
8. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Notwithstanding the preceding sentence, (i) any Restricted Stock granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years, and (ii) any Restricted Stock granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Restricted Stock with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of outstanding Restricted Stock to a period less than the applicable period set forth above, when such Restricted Stock is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

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(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9. Stock Appreciation Rights.
(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.
(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Any SAR granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any SAR granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant SARs with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding SAR to a period less than the applicable period set forth above, when such SARs are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

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(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine; provided that each SAR shall have a term that is not longer than ten years from the date of grant.
(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.
(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” The Performance Period shall be such period as determined by the Administrator, which period shall not be less than one year, provided that, the Administrator may in its discretion provide a Performance Period of less than one year, or shorten the Performance Period, when the Performance Units or Performance Shares are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

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(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Restricted Stock Units will be subject to such terms and conditions (including but not limited to those relating to vesting, performance goals and performance periods) as determined by the Administrator, subject to such rules and limitations as are consistent with, as applicable, the provisions of the Plan applicable to Restricted Stock, Performance Units and Performance Shares.
12. Other Stock Based Awards. Other Stock Based Awards may be granted separately, in addition to, or in lieu of other Awards granted under the Plan or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights. Any Other Stock Based Award pursuant to which vesting, settlement, exercise or payment is based on completion of a prescribed service period or passage of time and (i) which is granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years or (ii) which is granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing, the Administrator may in its discretion grant Other Stock Based Awards with a vesting, settlement, exercise or payment schedule that is less than the applicable period set forth above, or shorten the vesting, settlement, exercise or payment schedule of an outstanding Other Stock Based Award, when such awards are granted to Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. In the case of an Other Stock Based Award that vests, is settled or paid or is exercisable upon the attainment of performance goals, the performance period applicable to such Award shall not be less than one year, provided that, a performance period of less than one year may apply as determined by the Administrator when the award is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

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13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will continue during any authorized leave of absence provided such leave does not exceed 90 days. If the leave of absence exceeds 90 days, vesting of Awards shall continue as determined by the Administrator. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
15. Adjustments; Dissolution or Liquidation; Change in Control.
(a) Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust (consistent, as applicable, with Code Sections 422 and 424) the number and class of Shares which may be delivered under the Plan, the Code Section 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control. In the event of a Change in Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company. Notwithstanding the foregoing, any change in Incentive Stock Options shall comply with the rules under Section 424 of the Code and no change may be made to any Award which would make the Award subject to the provisions of Section 409A of the Code.
16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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17. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.
18. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided that any material amendment to the Plan shall require shareholder approval in accordance with Rule 4350(i)(1)(A) of The NASDAQ Marketplace Rules applicable to the Company.
(b) Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the vested rights of any Participant with respect to any outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or except as may otherwise be necessary or advisable in order to comply with the requirements of Code Section 409A. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
19. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable in a manner to the greatest extent possible to conform with the original intent of such provision, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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FUELCELL ENERGY, INC.
3 GREAT PASTURE ROAD
P.O. BOX 1305
DANBURY, CT 06813-1305
ATTN: CORPORATE SECRETARY
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000037911_1 R2.09.05.010

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
		0	0	0
1.	Election of Directors Nominees

01 R. Daniel Brdar	02 Richard A. Bromley	03 James Herbert England	04 James D. Gerson	05 Thomas L. Kempner
06 William A. Lawson	07 George K. Petty	08 John A. Rolls	09 Togo Dennis West, Jr

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain
2. Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm	0	0	0

3. Proposal to approve the 2010 FuelCell Energy, Inc. Equity Incentive Plan.	0	0	0
NOTE: In their discretion, the proxies are each authorized to vote upon such other matters as may properly come before the Annual
Meeting and any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000037911_2 R2.09.05.010
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

PROXY FOR THE MARCH 25, 2010 ANNUAL MEETING OF
SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints R. Daniel Brdar and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at the Danbury Plaza Hotel & Conference Center located at 18 Old Ridgebury Road, Danbury, Connecticut on Thursday, March 25, 2010 at 10:00 a.m. Eastern Standard Time and at any adjournment or postponement thereof.
This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted “FOR” Proposals 1, 2 and 3 and in the discretion of the proxyholders on any other matter that properly comes before the meeting.
Continued and to be signed on reverse side